Exhibit 99.1

MAXIMUM PERFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2004 and 2003

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1-2

FINANCIAL STATEMENTS

Consolidated Balance Sheets	3-5
Consolidated Statements of Operations and Accumulated Deficit	6
Consolidated Statements of Cash Flows	7-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	9-21

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of
Maximum Performance Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Maximum Performance Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maximum Performance Group, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss during the year ended December 31, 2004 of $2,077,584, has an accumulated deficit of $4,852,559 at December 31, 2004 and cash flows used in operating activities of $1,933,523 during the year ended December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

April 25, 2005
Melville, New York

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2004 and 2003

ASSETS

	2004	2003

CURRENT ASSETS
Cash	$8,259	$31,114
Accounts receivable, less allowance for doubtful accounts of $15,300 in 2004 and 2003	455,505	185,669
Inventory	381,198	481,715
Advances to suppliers	349,872	—
Costs and estimated earnings in excess of billings on uncompleted contracts	33,950	131,845
Prepaid expenses and other current assets	23,408	20,162

	1,252,192	850,505

PROPERTY AND EQUIPMENT, Net	784,734	762,584

OTHER ASSETS	19,712	24,628

TOTAL ASSETS	$2,056,638	$1,637,717

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2004 and 2003

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2004	2003

CURRENT LIABILITIES
Current maturities of long-term debt	$27,710	$26,861
Current maturities of capital lease obligations	5,522	4,337
Accounts payable	685,069	581,013
Accrued expenses	610,123	323,969
Customer advances	228,742	769,370
Due to stockholders	108,345	237,773
Due to affiliate	28,519	143,882
Deferred revenue, short-term portion	1,329,993	597,610

Total Current Liabilities	3,024,023	2,684,815

OTHER LIABILITIES
Long-term debt, net of current maturities	17,689	45,399
Capital lease obligations, net of current maturities	4,739	8,522
Other liabilities	9,309	8,076
Deferred revenue, long-term portion	1,547,137	1,659,580

Total Other Liabilities	1,578,874	1,721,577

TOTAL LIABILITIES	$4,602,897	$4,406,392

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET, Continued

December 31, 2004 and 2003

LIABILITIES AND STOCKHOLDERS’ DEFICIT, Continued

	2004	2003

Mandatorily Redeemable Preferred stock
Series B-1 preferred stock; $.001 par value; 640,000 shares authorized, issued and outstanding (liquidation preference- $800,000)	$400,000	$—

Series B preferred stock; $.001 par value; 3,200,000 shares authorized, 1,440,000 issued and outstanding (liquidation preference- $4,500,000)	900,000	—

Series A-1 preferred stock; $.001 par value; 1,000,000 shares authorized, issued and outstanding (liquidation preference- $2,000,000)	1,000,000	—

Series A preferred stock; $.001 par value; 6,300,000 shares authorized, issued and outstanding (liquidation preference- $6,300,000)	6,300	6,300

STOCKHOLDERS DEFICIT
Common stock; $.001 par value; 12,647,508 shares Authorized; none issued and outstanding	—	—
Accumulated deficit	(4,852,559)	(2,774,975)

TOTAL STOCKHOLDERS’ DEFICIT	(4,852,559)	(2,774,975)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,056,638	$1,637,717

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
AND ACCUMULATED DEFICIT

For the Year Ended December 31, 2004 and 2003

	2004	2003

NET SALES	$2,312,315	$2,341,441

COST OF SALES	1,610,880	2,315,675

GROSS PROFIT	701,435	25,766

OPERATING EXEPNSES
Product Support	419,098	405,210
Research and development	125,841	160,796
Depreciation and amortization	92,932	61,337
Impairment charge	—	392,152
Selling expenses	769,290	537,000
General and administrative expenses	1,330,197	1,201,080

TOTAL OPERATING EXPENSES	2,737,358	2,757,575

OPERATING LOSS	(2,035,923)	(2,731,809)

OTHER EXPENSE
Interest expense, net	37,457	31,407
Other expenses	4,204	—

TOTAL OTHER EXPENSE	41,661	31,407

NET LOSS	(2,077,584)	(2,763,216)

ACCUMULATED DEFICIT – Beginning	(2,774,975)	—

Recapitalization	—	(11,759)

ACCUMULATED DEFICIT — Ending	$(4,852,559)	$(2,774,975)

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2004 and 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTITIVIES
Net loss	$(2,077,584)	$(2,763,216)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	92,932	61,337
Provision for doubtful accounts	—	15,300
Impairment charge	—	392,152
Changes in operating assets and liabilities:
Accounts receivable	(269,836)	(195,511)
Inventory	100,517	(333,449)
Costs and estimated earnings in excess of billings on uncompleted contracts	97,895	(131,845)
Advances to suppliers	(349,872)	—
Prepaid expenses and other current assets	(3,246)	(12,421)
Accounts payable	104,056	581,013
Accrued expenses	286,154	(185,384)
Deferred revenue	619,940	1,881,807
Customer advances	(540,628)	769,370
Other liabilities	1,233	8,076
Other assets	4,916	(24,628)

TOTAL ADJUSTMENTS	144,061	2,825,817

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,933,523)	62,601

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition costs	—	(133,288)
Purchases of property and equipment	(115,082)	(268,766)

NET CASH USED IN INVESTING ACTIVITIES	$(115,082)	$(402,054)

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS, Continued

For the Year Ended December 31, 2004 and 2003

	2004	2003

CASH FLOWS FROM FINANCING ACTITIVIES
Proceeds of loans from stockholders	$270,572	$237,773
Principal repayments of long-term debt	(26,861)	(9,304)
Repayments of capital lease obligations	(2,598)	(1,784)
Proceeds of loans from affiliate	—	143,882
Repayment of loans to affiliate	(115,363)	—
Proceeds from the Issuance of Series A-1 preferred stock	1,000,000	—
Proceeds from the Issuance of Series B preferred stock	900,000	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,025,750	370,567

NET (DECREASE) INCREASE IN CASH	(22,855)	31,114

CASH — Beginning	31,114	—

CASH — Ending	$8,259	$31,114

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:
Interest	$38,054	$31,410

Non-cash investing and financing activities:
Net assets and liabilities in the following amounts were exchanged for the issuance of Series A Mandatorily Redeemable Preferred Stock:
Accounts receivable	$—	$5,458
Inventory	$—	$148,265
Prepaid expense and other current assets	$—	$7,741
Goodwill	$—	$258,864
Accrued expenses	$—	$(509,352)
Deferred revenue	$—	$(375,383)
Fixed assets	$—	$458,948
Recapitalization	$—	$11,759
Preferred stock	$—	$(6,300)

Issuance of Series B-1 preferred stock issued for repayment of stockholders’ loans	$400,000	$—
Equipment acquired under capital leases and debt obligations	$—	$96,207

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Business

Maximum Performance Group, Inc. (“MPG”) or “(the Company)” is a Delaware corporation, formed on December 10, 2002 for the purpose of acquiring certain assets and liabilities of Maximum Energy Services, Inc. (“MES”) and Pentech Solutions, Inc. (“Pentech”). On February 13, 2003, the Company completed the acquisition of the MES assets through a merger with its wholly owned subsidiary, Maximum LLC (“The LLC”) and simultaneously acquired all of the outstanding stock of Pentech. Prior to this date, MPG was inactive.

In connection with the transactions, MPG issued 6,300,000 shares of its Series A Preferred stock (“Series A Stock”), of which 3,675,000 shares were issued to the former shareholders of MES and 2,625,000 shares were issued to the former stockholders of Pentech. In accordance with the provisions of SFAS No. 141, “Business Combinations”, The LLC was determined to be the acquiring entity, and as such, its net liabilities were recorded at their carryover basis of $8,084. The purchase price of Pentech was $135,913 and was composed of the mandatorily redeemable preferred stock with an estimated value of $2,625 and acquisition costs associated with the transaction of $133,288. The acquisition cost of Pentech was allocated to the following assets and liabilities:

Assets:
Inventory	$143,967
Fixed assets	107,300
Prepaid expenses and other current assets	13,199
Goodwill	392,152

		$656,618

Liabilities:
Accounts payable, and accrued expenses	509,353
Deferred income	11,352

		$520,705

Purchase Price		$135,913

The 6,300,000 shares of Series A Stock have a liquidation preference of $1 per share, aggregating $6,300,000.

MPG is a technology based, energy and asset management provider. Through the application of the Company’s web-based software and enabling hardware, it ensures the customer’s energy consuming assets are performing at their most efficient level. This optimal performance is accomplished through the Company’s unique methods of continuous commissioning, asset monitoring and intelligence-based performance algorithms.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Business, continued

MPG delivers technologies to provide mechanical system intelligence. These technologies become an enabling tool in which the Company’s clients achieve documented energy savings, reduction in maintenance expenditures, increased asset life and improve management process. The specific technologies include:

•	eMAC™ HVAC and lighting applications-this is a monitoring, communication and control device designed specifically for natural gas and electric heat, direct expansion cooling, and HVAC systems.

•	Maximum Performance Software-ensures customer’s facility systems are continually commissioned through three specific modules-(a) monitoring and verification, (b) scheduling optimization, and (c) real time optimal control.

MPG also performs special projects. These projects encompass lighting system and mechanical upgrades.

NOTE 2 — Summary of Significant Accounting Policies

Management’s Liquidity Plans

The Company had a net loss of $2,077,584 for the year ended December 31, 2004 and cash flows used in operating activities during the year ended December 31, 2004 of $1,933,523.

Management estimates that it will require additional resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity financing. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing increased sales for its products and obtaining adequate additional financing on acceptable terms. The uncertainties regarding the availability of continued financing and adequate revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

In September 2004, the Company engaged a consultant to investigate financing and merger alternatives. This has lead to the possible sale of the Company (see Note 12).

Principles of Consolidation

The financial statements include the accounts of MPG and its subsidiaries (The LLC and Pentech). All intercompany balances and transactions have been eliminated in consolidation.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments with maturities of three months or less to be cash equivalents. At December 31, 2004 and 2003, the Company did not have any cash equivalents. The Company at times has cash deposits in excess of the maximum amounts insured by the FDIC.

Inventory

The Company maintains a finished goods inventory consisting of monitoring units (eMAC™ units) purchased from a contract manufacturer and spare components. Inventory is stated at the lower of cost (first-in, first-out) or market value. Advances to supplier represent amounts paid to a supplier for future purchases of inventory.

Accounts Receivable

The Company provides credit, in the normal course of business, to its customers. The Company maintains an allowance for doubtful customer accounts for estimated losses that may result from the inability of the Company’s customers to make required payments. Management determines the allowances based on historical collection experience, current economic and market conditions, and a review of the current status of each customer’s trade accounts receivable.

Revenue Recognition

The Company derives its revenues principally from the sale of its web-based software and enabling hardware (eMAC™ units) and from monitoring and energy management support maintenance services. The Company recognizes revenue when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable and collectibility is probable.

Many of the Company’s contracts contain multiple element arrangements which include undelivered services essential to the functionality of delivered products. Accordingly, revenue from such arrangements is recognized ratably over the maintenance term, provided all other revenue criteria have been met.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Amounts billed in advance from customers related to services not yet provided are recorded as deferred revenue.

Revenue Recognition (Percentage of Completion)

MPG accounts for long-term construction contracts and recognizes revenue for financial statement purposes under the percentage of completion method. MPG performs projects that encompass lighting system upgrades and mechanical system upgrades.

The amount of revenue recognized at the financial statement date is the portion of the total contract price that the costs expended to date bears to the anticipated total costs, based on current estimates of costs to complete. Contract costs include materials unique to or installed in the project and subcontract costs.

In accordance with normal construction industry practice, the Company includes in current assets and current liabilities, amounts relating to construction contracts realizable and payable over a period in excess of one year. The length of the company’s contacts varies, but is typically between three months to two years. Revisions in estimates of costs and earnings during the life of the contracts are reflected in the accounting period in which such revisions become known. At the time a material loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.

The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” in the accompanying combined financial statements represents revenues earned in excess of amounts billed.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated on the straight-line basis in amounts sufficient to amortize the cost of the assets over their estimated useful lives (generally three to five years) beginning when the asset is put into use. Leasehold improvements are amortized over shorter of the estimated life or the related lease term. Expenditures for maintenance and repairs are charged to operations as incurred.

Software Development Costs

In accordance with Statement of Financial Account Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” the Company capitalizes costs incurred to develop new software products upon determination that technological feasibility has been established upon completion of the working model. Costs incurred by the Company prior to establishment of technological feasibility are charged to expense.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies, continued

Software Development Costs, continued

Approximately $632,000 and $521,000 of software costs are not being amortized as of December 31, 2004 and 2003, respectively, as they have not yet been placed in service.

Goodwill

The Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 provides guidance on how to account for goodwill. The most substantive change is that goodwill will no longer be amortized, but instead will be tested for impairment periodically. In 2003, the Company completed its annual impairment testing of goodwill, which indicated that the carrying value of goodwill associated with the Pentech acquisition exceeded its fair value and required an adjustment for this impairment. This was due primarily to significant losses incurred by the Company since the acquisition of Pentech. The Company recorded an impairment charge of $392,152 for the year ended December 31, 2003.

Income Taxes

The Company provides for income taxes utilizing the liability method whereby deferred items are based on differences between the financial reporting and tax bases of assets and liabilities and are measured based on the tax rates expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets and the amounts expected to be realized.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time as impairment in value of a long-lived asset is identified, the impairment will be measured in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” as the amount by which the carrying amount of a long-lived asset exceeds its fair value. To determine fair value, the Company employs an expected present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

The Company calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different than the book value of those financial instruments. When the fair value approximates book value, no additional disclosure is made. As of December 31, 2004 and 2003, the carrying value of all financial instruments approximated fair value.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its cash with a high-credit quality financial institution to limit its credit exposure. During 2004, two customers accounted for 36%, and 15% of revenue, respectively. Accounts receivable from these customers at December 31, 2004 totaled approximately $7,000 and $187,000, respectively. During 2003, three customers accounted for 37%, 27% and 16% of revenue, respectively. Accounts receivable from these customers at December 31, 2003 totaled approximately $33,000, $22,000 and $12,000, respectively. The Company retains a security interest in hardware until the full purchase price, including taxes and additional charges have been paid. The Company maintains ongoing credit evaluations of its customers.

NOTE 3 — Costs, Estimated Profits and Billing on Uncompleted Contracts

Summarized as follows:

	2004	2003

Costs incurred on uncompleted contracts	$103,856	$442,135
Estimated profits	155,693	68,644

Total	259,549	510,779

Less: billings to date	225,599	378,934

Net	$33,950	$131,845

These amounts are included in the accompanying consolidated balance sheet under the following captions:

Costs and estimated profit in excess of billings on uncompleted contracts	$33,950	$131,845

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Fixed Assets

Fixed assets consist of the following components at December 31, 2004 and 2003:

	2004	2003

Machinery and equipment	$63,280	$61,511
Vehicles	81,564	81,564
Computer equipment	113,299	111,173
Software	657,982	546,795
Leasehold improvements	22,878	22,878

	939,003	823,921

Less accumulated depreciation	154,269	61,337

Fixed assets, net	$784,734	$762,584

NOTE 5 — Related Party Transactions

Amounts due to stockholders and affiliate represent unsecured demand obligations bearing interest at an annual rate of 6%.

NOTE 6 — Long-Term Debt

Long-term debt at December 31, 2004 and 2003 consist of the following:

	2004	2003

Vehicle note due in thirty-six (36) monthly installments of $556, including principal and interest at the prime rate (was 5.07% at December 31, 2004) per annum through March 2006, collateralized by the underlying vehicle.	$7,899	$14,566

Vehicle note due in thirty-six (36) monthly installments of $612, including principal and interest at 3.84% per annum through July 2006, collateralized by the underlying vehicle.	11,262	18,030

(Sub-total forward)	$19,161	$32,596

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — Long-Term Debt, continued

	2004	2003

(Sub-total forward)	$19,161	$32,596

Vehicle note due in thirty-six (36) monthly installments of $596, including principal and interest at 4.14% per annum through August 2006, collateralized by the underlying vehicle.	11,491	18,015

Vehicle note due in thirty-six (36) monthly installments of $643, including principal and interest at 4.41% per annum through December 2006, collateralized by the underlying vehicle.	14,747	21,649

Total Long-Term Debt	45,399	72,260

Less: Current Maturities	27,710	26,861

Total Long-Term Debt, Net of Current Maturities	$17,689	$45,399

Annual maturities of long-term debt are as follows:

For the Year Ending
December 31,	Amount

2005	$27,710
2006	17,689

Total	$45,399

NOTE 7 — Capitalized Lease Obligations

During 2003, the Company obtained various equipment under capital leases expiring at various dates through February 2007 with effective interest rates varying from 9.94% to 27.68% per annum. Assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The leased equipment is included in property and equipment and is being depreciated over its estimated useful life.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — Capitalized Lease Obligations, continued

Future annual minimum lease payments under these capital leases are:

For the Year Ending
December 31,	Amount

2005	$6,759
2006	4,795
2007	373

Total minimum lease payments	11,927

Less: amounts representing interest	1,666

Total capital lease obligation	10,261

Less: current portion	5,522

Capital lease obligation, less current portion	$4,739

The capitalized lease obligations are collateralized by equipment which has a cost of approximately $14,643 and accumulated depreciation of approximately $6,409 and $1,647 at December 31, 2004 and 2003, respectively. Equipment depreciation of $4,762 and $1,647 respectively, has been included in depreciation expense for the years ended December 31, 2004 and 2003.

NOTE 8 — Lease Commitments

The Company leases its facilities under non-cancelable operating leases. The New York City and San Diego facility leases expire in June 2009 and April 2005, respectively. In addition, the Company has various operating leases for office equipment. Rental expense under all operating leases for the year ended December 31, 2004 and 2003 was $139,148 and $78,626, respectively.

Future minimum rental payments under non-cancelable operating leases are summarized as follows:

For the Year Ending
December 31,	Amount

2005	$130,518
2006	110,975
2007	103,795
2008	98,831
2009	45,256

Total	$489,375

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – Mandatorily Redeemable Preferred Stock

Series A Preferred Stock

The terms of the Series A Stock are as follows:

Dividend Provisions: The holders of the Series A Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series A Dividends”). Series A Dividends are payable when, as and if declared by the Board of Directors. As of December 31, 2004, no Series A Dividends were declared by the Company.

Liquidation Preference: The holders of Series A Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock, an amount equal to $1.00 (the “Original Issue Price”) for each share of Series A Stock plus an amount equal to any declared but unpaid dividends on such respective shares.

Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series A Stock held by the Requesting Holders for the sum of $1.00 per share and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.

Conversion: Each share of Series A Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series A Conversion Price. The initial Series A Conversion Price is $1.00 per share.

Automatic Conversion: Each share of Series A Stock is automatically converted into shares of common stock at the Series A Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.

Voting Rights: Each share of Series A Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series A Stock held by such holder could then be converted.

Series A-1 Preferred Stock

In January 2004, the Company issued 1,000,000 shares of Series A-1 preferred stock and received proceeds of $1,000,000. The Series A-1 preferred Stock has a par value of $.001 per share.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – Mandatorily Redeemable Preferred Stock, continued

The terms of the Series A-1 Stock are as follows:

Dividend Provisions: The holders of the Series A-1 Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series A-1 Dividends”). Series A-1 Dividends are payable when, and if declared by the Board of Directors.

Liquidation Preference: The holders of Series A-1 Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock and Series A-1 holders, an amount equal to $2.00 (the “Original Issue Price”) for each share of Series A-1 Stock plus an amount equal to any declared but unpaid dividends on such respective shares.

Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series A Stock held by the Requesting Holders for the sum of $2.00 per share and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.

Conversion: Each share of Series A-1 Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series A-1 Conversion Price. The initial Series A-1 Conversion Price is $1.00 per share.

Automatic Conversion: Each share of Series A-1 Stock is automatically converted into shares of common stock at the Series A-1 Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.

Voting Rights: Each share of Series A-1 Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series A-1 Stock held by such holder could then be converted.

Series B and B-1 Preferred Stock

At various dates from August 2004 through October 2004, the Company issued 1,440,000 shares of Series B preferred stock. The Series B preferred stock has a par value of $.001 per share. The Company received proceeds of $900,000 or $.625 per share in connection with this issuance.

In August 2005, the Company issued 640,000 shares of Series B-1 preferred stock for two $200,000 promissory notes due to shareholders or $.625 per share. The par value of the Series B-1 preferred stock is $.001 per share.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – Mandatorily Redeemable Preferred Stock, continued

The terms of the Series B and B-1 Stock are as follows:

Dividend Provisions: The holders of the Series B and B-1 Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series B and B-1 Dividends”). Series B and B-1 Dividends are payable when, as and if declared by the Board of Directors.

Liquidation Preference: The holders of Series B and B-1 Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock, an amount equal to $3.125 and $1.25, respectively (the “Original Issue Price”) for each share of Series B and B-1 Stock plus an amount equal to any declared but unpaid dividends on such respective shares.

Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series B and B-1 Stock held by the Requesting Holders for the sum of $3.125 and $1.25 per share respectively and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.

Conversion: Each share of Series B and B-1 Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series B and B-1 Conversion Price. The initial Series B and B-1 Conversion Price is $.625 per share.

Automatic Conversion: Each share of Series B and B-1 Stock is automatically converted into shares of common stock at the Series A Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.

Voting Rights: Each share of Series B and B-1 Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series B and B-1 Stock held by such holder could then be converted.

NOTE 10 — Income Taxes

For the years ended December 31, 2004 and 2003, no income tax provision was recorded as a result of the Company incurring losses and the net deferred tax asset being fully offset by a valuation allowance due to the uncertainty of the realization of these accounts. At December 31, 2004 and 2003, the Company has net operating loss carryforwards of approximately $5,130,000 and $3,233,000, respectively, which can be utilized against future profits until 2024.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — Income Taxes, continued

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s gross deferred tax assets at December 31, 2004 of approximately $2,781,000 relate primarily to net operating loss carryforwards, deferred revenues, and depreciation and amortization. At December 31, 2004 and 2003, a valuation allowance was recorded to fully offset the net deferred tax assets.

NOTE 11 — Retirement Plan

MPG adopted and implemented a Safe Harbor 401(k) Plan for the plan year that begins January 1, 2003. For the 2003 plan year, the Company provided a matching contribution for eligible participants. The matching contribution was a dollar-for-dollar matching contribution on salary deferrals up to 3% of compensation and then fifty-cents on the dollar matching contribution on salary deferrals from 4% to 5% of compensation. The Company made contributions to the plan of $62,681 and $27,062 for the years ended December 31, 2004 and 2003, respectively. Participants are 100% vested in this matching contribution.

NOTE 12 – Subsequent Event

On March 1, 2005, the Company entered into a letter of intent to sell all of its outstanding capital stock to Electric City Corp. (“ELC”), a publicly held company which is in a similar line of business as MPG. The estimated purchase price of up to $7.5 million, is composed of cash and common stock of ELC. Closing of the sale is subject to various conditions contained in the letter agreement.